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                      MERCANTILE BANCORPORATION INC.


               VOLUNTARY DEFERRED COMPENSATION PLAN
                                FOR
      NON-EMPLOYEE AFFILIATE DIRECTORS AND ADVISORY DIRECTORS


1.    PURPOSE

            The purpose of the Mercantile Bancorporation Inc. (the "Company") Voluntary Deferred Compensation Plan for Non-Employee Affiliate Directors and Advisory Directors (the "Plan") is to allow members of the Boards of Directors of the Company's affiliates who are not employees of such affiliates ("Non-Employee Affiliate Directors") and persons who have been appointed by the Board of Directors of the Company and/or any of its affiliates as advisory members of such Boards of Directors and who are not employees of the Company and/or its affiliates ("Advisory Directors" and collectively, with "Non-Employee Affiliate Directors," "Qualifying Individuals") to defer receipt of all or a portion of the fees payable to them for services rendered or to be rendered in such capacities.


2.    TERM

            The Plan shall be effective as of April 1, 1996, (the "Effective Date") and shall remain in effect until terminated by the Board of Directors of the Company (the "Board"). No Stock Units (hereinafter defined) shall be credited from and after the termination date of the Plan as aforesaid, but, previously credited Stock Units shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.


3.    ELIGIBILITY AND PARTICIPATION

            Only Qualifying Individuals shall be eligible to participate in the Plan.


4.    DEFERRAL OF DIRECTOR FEES

            (a) Deferral Elections: Commencing on the Effective Date of the Plan, April 1, 1996, payment of all or any part of any fees payable to a Qualifying Individual for services rendered or to be rendered as a Non-Employee Affiliate Director or Advisory Director may be deferred by election of the Qualifying Individual. Each such election must be made (i) in the case of any Qualifying Individual who served in such capacity as of January 1 of any calendar year, by November 30th of the calendar year preceding the calendar year for which fees are to be deferred pursuant to such Qualifying Individual's election, (ii) in the case of any Qualifying Individual who is elected and/or appointed to serve in such capacity at any time after January 1 of any calendar year, within thirty (30) days after the date of such election and/or appointment, (iii) in the case of any Advisory Director of the Company who was elected and/or appointed to serve in such capacity prior to the Effective Date, within thirty (30) days of the Effective Date, and
      (iv) in the case of any Qualifying Individual who participated as of the Effective Date in the "Prior Plan" or any "Other Plan", as those terms are hereinafter defined, within the periods prescribed in
      Section 12(e) hereof. Elections made as aforesaid shall be irrevocable for the affected calendar year. An


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      election may be changed or revoked for a future calendar year by submitting an appropriate form by November 30 of the preceding calendar year, but unless changed or revoked an election shall remain in effect for such succeeding calendar years.

            (b) Crediting Deferred Amounts to Accounts: Amounts deferred pursuant to Section 4(a) shall be credited at the Qualifying Individual's election, which election shall be made concurrently with the election pursuant to Section 4(a) hereof and which shall be irrevocable with respect to amounts deferred for a calendar year, as of the date of deferral, to a bookkeeping reserve account maintained by the Company (i) as units ("Stock Units") equivalent to shares of the Company's Common Stock ("Shares") in an account ("Stock Unit Account") and/or (ii) as cash in an account ("Cash Account"). If deferral to the Stock Unit Account is elected, the number of Stock Units credited to the Stock Unit Account shall equal the deferred cash amount divided by the "Fair Market Value" (hereinafter defined) of a Share as of the first business day of the next succeeding month following the date on which such cash amount would have been paid but for the deferral election pursuant to Section 4(a). Such calculation shall be carried to three decimal places. If deferral to the Cash Account is elected, an amount equal to the deferred cash amount shall be credited to such Cash Account as of the first business day of the next succeeding month following the date such cash amount would have been paid but for the deferral election pursuant to Section 4(a).

            (c) Selecting Earnings Credit Measure for Accounts: Each Qualifying Individual, at the time of his election to defer all or part of any fees and to maintain such in a Cash Account, shall select from the list of investment indices prescribed from time to time by the Company to serve as the measure of earnings credits to be used to adjust the value of the Cash Account as provided herein (each an "Index"). The Qualifying Individual may change the Index applicable to any portion of the Cash Account by making an election to that effect at the same time as a deferral election is made pursuant to
      Section 4(a), above.


5.    ADDITIONS TO DEFERRED ACCOUNTS

            (a) Dividend Equivalent Payments: As of each dividend payment date with respect to Shares, there shall be credited to each Qualifying Individual's Stock Unit Account, if applicable, an additional number of Stock Units equal to (i) the per-share dividend payable with respect to a Share on such date, multiplied by (ii) the number of Stock Units held in the Stock Unit Account as of the close of business on the first business day prior to such dividend payment date and, if the dividend is payable in cash or property other than Shares, divided by (iii) the Fair Market Value of a Share on such business date. For purposes of this Section 5, "dividend" shall include all dividends, whether normal or special, and whether payable in cash, Shares or other property. The calculation of additional Stock Units shall be carried to three decimal places.

            (b) Earnings Credits: As of the last business day of each calendar month, each Qualifying Individual's Cash Account shall be adjusted by an amount calculated under the Index selected by the Qualifying Individual, to reflect the increase or decrease which would have occurred in such Cash Account if it had been invested in the assets measured by the Index.

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6.    VESTING  OF ACCOUNT

            All amounts, whether in Stock Units credited to a Qualifying Individual's Stock Unit Account or deferred cash credited to a Qualifying Individual's Cash Account pursuant to this Plan, shall be at all times fully vested and nonforfeitable.


7.    PAYMENT OF ACCOUNTS

            (a) Stock Unit Accounts: Upon the earlier of (i) a "Change in Control" (hereinafter defined) in respect of the Company or the affiliate of the Company on whose Board of Directors a Qualifying Individual shall then be serving, or (ii) termination of such Qualifying Individual's service as a Non-Employee Director or Advisory Director for any reason (each a "Distribution Event"), the total number of whole Stock Units in the affected Qualifying Individual's Stock Unit Account, if any, shall be paid to such Qualifying Individual in an equal number of whole Shares. The Company shall issue and deliver to the affected Qualifying Individual a stock certificate for payment of Stock Units as soon as practicable following the date on which the Stock Units, or any portion thereof, become payable. Any fractional Stock Unit shall be paid in cash based upon the Fair Market Value of a Share on the date payment is made.

            (b) Cash Accounts: Upon the occurrence of a Distribution Event, the balance, if any, in the Qualifying Individual's Cash Account shall be paid to the Qualifying Individual in cash as soon as practicable after such termination.

            (c) Manner of Distribution: Distributions will be made from the Account or Accounts of a Qualifying Individual in whichever of the following manners the Qualifying Individual elects at the time of his deferral election:

                  (i)  A single sum.

                  (ii) Approximately equal annual installments over a period not to exceed 10 years as the Qualifying Individual shall elect for distributions from Stock Unit Accounts or, for distributions from Cash Accounts, approximately equal monthly installments over a period not to exceed 120 months, as elected by the Qualifying Individual.

            The Qualifying Individual shall elect the manner of distribution for a particular year's deferral, and may elect a different manner for different years. An election of a manner of distribution for a particular year may not be changed after the beginning of the year to which the election relates. If an Account is being distributed in installments, the portion of the Account being held for future distribution shall continue to receive earnings credits or dividend equivalent payments, as applicable. If an election of installment payments is made with respect to a Stock Unit Account, the number of Shares to be distributed as part of an individual installment may be rounded up or down to the nearest whole Share in order to avoid a fractional share until the final installment.

            (d)  The term "Change in Control" shall mean:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding Shares of common stock of an affected entity or (B) the combined

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            voting power of the then outstanding voting securities of an affected entity entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from an affected entity (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by an affected entity, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by an affected entity or any of its affiliated companies or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses
            (A), (B), and (C) of subsection (iii) are satisfied; or

                  (ii) Individuals who, as of the date hereof, constitute the Board of Directors of an affected entity (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by an affected entity's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individuals were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
            Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Approval by the shareholders of an affected entity of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation,
            (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of shares of the affected entity's common stock and outstanding voting securities immediately prior to such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of the affected entity's common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the outstanding common stock of the affected entity and outstanding voting securities of the affected entity, as the case may be, (B) no person (excluding an affected entity and any employee benefit plan (or related trust) of the affected entity or of the corporation resulting from such reorganization, merger or consolidation and any person beneficially owning immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the outstanding common stock or outstanding voting securities of the affected entity, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                  (iv)  Approval by the shareholders of an affected entity of
            (A) a complete liquidation or dissolution of the affected entity or (B) the sale or other disposition of

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            all or substantially all of the assets of the affected entity, other than to a corporation, with respect to which following such sale or other disposition, (I) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting securities of the affected entity immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding common stock and outstanding voting securities, as the case may be, (II) no person (excluding the affected entity and any employee benefit plan (or related trust) of the affected entity or of such corporation and any person beneficially owning, immediately prior to such sale or other disposition, 20% or more of the outstanding common stock or outstanding voting securities of the affected entity, as the case may be, then beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (III) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors of the affected entity providing for such sale or other disposition of assets of the affected entity.


8.    ADJUSTMENTS AND REORGANIZATION

            In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting Shares or the price of Shares, such proportionate adjustments, if any, as the Board of Directors of the Company in its discretion may deem appropriate to reflect such change shall be made with respect to each Stock Unit held in the Stock Unit Accounts. Any adjustments described in the preceding sentence shall be carried to three decimal places.

9.    FAIR MARKET VALUE

            Fair Market Value for all purposes under the Plan shall mean the closing price of a Share as reported daily on the New York Stock Exchange Composite Tape and published in The Wall Street Journal or
                                              ------------------------
      similar readily available public source for the date in question. If no sale of Shares was made on such date, the closing price of a Share as reported for the next preceding day on which a sale of Shares was made shall be used.


10.   TERMINATION OR AMENDMENT OF PLAN

            (a) In General: The Board of Directors of the Company may at any time terminate, suspend or amend this Plan.

            (b) Written Consents: No amendment may adversely affect the right of any Qualifying Individual to have dividend equivalents credited to a Stock Unit Account or earnings credits added to or subtracted from a Cash Account, or to receive any shares or

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      cash pursuant to the payout of such accounts, unless such Qualifying
      Individual consents in writing to such amendment.


11.   GOVERNMENT REGULATIONS

            (a) Subject to the provisions of Section 12, the Board may make such changes in the design and administration of this Plan as may be necessary or appropriate to comply with the rules and regulations of any governmental authority.


12.   MISCELLANEOUS

            (a) Unfunded Plan: Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and a Qualifying Individual, the Qualifying Individual's designate or any other person. The Plan shall be unfunded with respect to the Company's obligation to pay any amounts due with respect to Stock Unit Accounts or Cash Accounts, and a Qualifying Individual's rights to receive any payment with respect to any Stock Unit Account or Cash Account shall be not greater than the rights of an unsecured general creditor of the Company and its affiliates.

            (b) Assignment; Encumbrances: The right to have amounts credited to a Stock Unit Account or to a Cash Account, and the right to receive payment with respect to such Stock Unit Account or Cash Account under this Plan are not assignable or transferable and shall not be subject to any encumbrances, liens, pledges or charges of the Qualifying Individual or to claims of the Qualifying Individual's creditors. Any attempt to assign, transfer or hypothecate or attach any rights with respect to or derived from any Stock Unit, or any rights with respect to or derived from a Cash Account, shall be null and void and of no force and effect whatsoever.

            (c) Designation of Beneficiaries: A Qualifying Individual may designate in writing a beneficiary or beneficiaries to receive any distribution under the Plan which is made after the Qualifying Individual's death, provided, however that if at the time any such distribution is due, there is no designation of a beneficiary in force or if any person (other than a trustee or trustees) as to whom a beneficiary designation was in force at the time of Director's death shall have died before the payment became due and the Qualifying Individual has failed to provide in such beneficiary designation for any person or persons to take in lieu of such deceased person, the person or persons entitled to receive such distribution (or part thereof, as the case may be) shall be the Qualifying Individual's executor or administrator.

            (d) Relationship of Qualifying Individual: A Qualifying Individual's relationship with the Company is not in fact and is not intended to be an employee-employer relationship, and nothing in this Plan shall be construed to create such a relationship.

            (e) Relationship to Prior Plan; Conversion of Prior and Other Plan Accounts: This Plan supersedes and replaces in its entirety Deferred Compensation Plan for Directors of Mercantile Bancorporation Inc. and Subsidiaries adopted by the Board in 1983 (the "Prior Plan"), effective as of the Effective Date. As of the Effective Date, all "Accounts" (as defined in the Prior Plan) then maintained under the Prior Plan shall be established as accounts under this Plan (collectively, "New Plan Accounts"). Amounts credited to the

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      Prior Plan Accounts of Qualifying Individuals as of the Effective Date
      shall be credited to the respective New Plan Accounts. Initial elections by such Qualifying Individuals as to the type of account and the investment vehicle to be applicable thereto shall be made within thirty (30) days of the Effective Date. In the absence of any election by a Qualifying Individual to the contrary, but subject to subsequent elections as prescribed in Section 4 hereof, the New Plan Account of such Qualifying Individual initially shall be established as a Cash Account and the investment vehicle deemed applicable to such Cash Account shall be that tied to the three (3) year certificate of deposit rate of Mercantile Bank of St. Louis National Association.

            Any and all accounts established and maintained under any other deferred compensation plan for the benefit of any person who shall become a Qualifying Individual at any time prior to or after the Effective Date and in respect of which plan the Company, directly or indirectly, shall be obligated, as of and/or from time to time after the Effective Date, to support and/or maintain (each an "Other Plan"), including, without limitation, the Mercantile Bancorporation Inc. 1994 Stock Incentive Plan for Non-Employee Directors (the "MBI Director Plan") and any director deferred compensation plan of any holding company, bank or other institution acquired, directly or indirectly, by the Company, whether through merger, consolidation, purchase of assets or other type transaction (each a "Corporate Transaction"), shall be established and maintained as accounts under the Plan (collectively, "Other Plan Accounts"). Amounts credited to the Other Plan Accounts of Qualifying Individuals as of the date they shall become Qualifying Individuals hereunder shall be credited to the respective New Plan Accounts. Initial elections by such Qualifying Individuals as to the type of account and the Index to be applicable thereto shall be made (i) in the case of those Qualifying Individuals whose Other Plan Accounts are established under the MBI Director Plan, within thirty (30) days of the later of (A) the date of such Qualifying Individuals are elected and/or appointed to serve in such capacities or (B) the Effective Date, and (ii) in the case of those Qualifying Individuals whose Other Plan Accounts are established under plans established by bank holding companies, banks or other institutions acquired directly or indirectly by the Company, in a Corporate Transaction, within thirty (30) days of the later of (A) consummation date of the relevant Corporate Transaction or (B) the Effective Date. In the absence of any election by a Qualifying Individual to the contrary, but subject to subsequent elections as prescribed in Section 4 hereof, the New Plan Account of such Qualifying Individual initially shall be established as a Cash Account and the Index deemed applicable to such Cash Account shall be that tied to the three (3) year certificate of deposit rate of Mercantile Bank of St. Louis National Association.

            (f) Administration: The Board of Directors of the Company shall have the right to administer this Plan, including the adoption of rules or the preparation of forms to be used in its operation, and to interpret and apply the provisions hereof as well as any rules which it may adopt. The Board of Directors of the Company may delegate its administrative authority hereunder to one or more individuals or to a committee, as such Board deems appropriate.

            (g) Governing Law: The validity, construction and effect of the Plan and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Missouri and applicable federal law.

            (h) Rights as a Shareholder: A Qualifying Individual shall have no rights as a shareholder with respect to a Stock Unit until the Qualifying Individual actually becomes a holder of record of Shares distributed with respect thereto.


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            (i)  Notices:  All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to any Qualifying Individual at the address contained in the records of the Company or to the Company at its principal office, as applicable.


                                          MERCANTILE BANCORPORATION INC.


                                          By:    s/s Jon W. Pierce


                                          Title: Executive Vice President -
                                                 Human Resources



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